Exhibit 99.1
Bright Horizons Family Solutions Reports Financial Results for the Second Quarter of 2025
NEWTON, MA - (BUSINESS WIRE) - July 31, 2025 - Bright Horizons Family Solutions® Inc. (NYSE: BFAM) today announced financial results for the second quarter of 2025 and provided updated financial guidance for 2025. Bright Horizons is a leading provider of high-quality early education and child care, family care solutions, and workforce education services designed to support working families and client employees across life and career stages.
Second Quarter 2025 Highlights (compared to Second Quarter 2024):
•Revenue of $732 million (increase of 9%)
•Income from operations of $86 million (increase of 25%)
•Net income of $55 million and diluted earnings per common share of $0.95 (increases of 40% and 42%, respectively)
Non-GAAP financial measures
•Adjusted EBITDA* of $116 million (increase of 13%)
•Adjusted income from operations* of $86 million (increase of 25%)
•Adjusted net income* of $62 million and diluted adjusted earnings per common share* of $1.07 (increases of 20% and 22%, respectively)
“We generated strong results this quarter, driven by disciplined execution and a continued focus on delivering high-quality education and care,” said Stephen Kramer, Chief Executive Officer. “Our client relationships are a core strength of our model and the continued increase in usage of our services by client employees underpins the growth of our impact and financial performance.”
Second Quarter 2025 Results
Revenue increased by $61.5 million, or 9%, to $731.6 million in the second quarter of 2025 from the second quarter of 2024, primarily due to enrollment gains and tuition price increases at our centers, as well as increased utilization of back-up care.
Income from operations was $86.1 million for the second quarter of 2025 compared to $69.1 million for the second quarter of 2024, an increase of 25%. The increase in income from operations is primarily related to incremental gross profit contributions resulting from higher utilization of services in our back-up care segment, as well as enrollment growth in our full service center-based child care segment. Net income was $54.8 million for the second quarter of 2025 compared to $39.2 million for the second quarter of 2024, an increase of 40%, due to the increase in income from operations noted above, lower interest expense and a lower effective tax rate. Diluted earnings per common share was $0.95 for the second quarter of 2025 compared to $0.67 for the second quarter of 2024.
In the second quarter of 2025, adjusted EBITDA* increased by $13.0 million, or 13%, to $115.6 million, and adjusted income from operations* increased by $17.0 million, or 25%, to $86.1 million from the second quarter of 2024, due to increased contributions from both the back-up care segment and full service center-based child care segment. Adjusted net income* increased by $10.2 million, or 20%, to $61.5 million, as a result of the increase in adjusted income from operations and lower interest expense. Diluted adjusted earnings per common share* was $1.07 for the second quarter of 2025 compared to $0.88 for the second quarter of 2024.
As of June 30, 2025, the Company operated 1,020 early education and child care centers with the capacity to serve approximately 115,000 children.
*Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), which are commonly referred to as “non-GAAP financial measures.” Adjusted EBITDA represents EBITDA (which is net income, as determined in accordance with GAAP, before interest expense, income tax expense, depreciation, and amortization) adjusted to exclude stock-based compensation expense and non-recurring costs, as applicable, such as debt refinancing costs, transaction costs and impairment costs. Adjusted income from operations represents income from operations, as determined in accordance with GAAP, adjusted to exclude non-recurring costs, as applicable, such as transaction costs and impairment costs. Adjusted net income represents net income, as determined in accordance with GAAP, adjusted to exclude amortization, stock-based compensation expense, and non-recurring costs, as applicable, such as debt refinancing costs, transaction costs, impairment costs, and the income tax provision (benefit) thereon. Diluted adjusted earnings per common share is calculated using adjusted net income. These non-GAAP financial measures are more fully described and are reconciled from the respective measures determined under GAAP in “Presentation of Non-GAAP Financial Measures” and the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations,” respectively.
Balance Sheet and Liquidity
At June 30, 2025, the Company had $179.2 million of cash and cash equivalents and $483.3 million available for borrowing under our revolving credit facility. In the six months ended June 30, 2025, we generated $220.4 million of cash from operations, compared to $225.8 million for the same period in 2024, and made net investments totaling $38.0 million, compared to $64.1 million for the same period in the prior year.
2025 Outlook
Based on current trends and expectations, we currently expect fiscal year 2025 revenue to be in the range of $2.9 billion to $2.92 billion and diluted adjusted earnings per common share to be in the range of $4.15 to $4.25. The Company will provide additional information on its outlook during its earnings conference call.
Conference Call
Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET to discuss the results for the second quarter of 2025, as well as the Company’s updated business outlook and strategy. Interested parties are invited to listen to the conference call by dialing 1-844-539-3703, or for international callers, 1-412-652-1273, and asking for the Bright Horizons Family Solutions conference call moderated by Chief Executive Officer Stephen Kramer. Replays of the entire call will be available through August 14, 2025 at 1-844-512-2921, or for international callers, at 1-412-317-6671, conference ID #13752641. A link to the audio webcast of the conference call and a copy of this press release are also available through the Investor Relations section of the Company’s web site, investors.brighthorizons.com.
Forward-Looking Statements
This press release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, operating expectations, execution and delivery of our services and solutions, business trends, our future growth opportunities, enrollment levels, back-up care use, long-term growth strategy, estimated effective tax rate, tax expense, our future business and financial performance, client relationships, use and impact of our services, and our 2025 financial guidance. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, changes in the demand for child care, dependent care and other workplace solutions, including variations in enrollment trends and lower than expected demand from employer sponsor clients as well as variations in workforce demographics and work environments; the constrained labor market for teachers and staff and ability to hire and retain talent, including the impact of increased compensation and labor costs; the availability or lack of government support programs, and the impact of available government child care benefit programs; our ability to respond to changing client and customer needs; competition in our industry, the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; our indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; our ability to implement our growth strategies successfully; changes in general economic, political, business and financial market conditions and other macroeconomic events and uncertainty, including the impact of inflation and interest rate fluctuations; fluctuations in currency exchange rates; the effects of a cyber-attack, data breach or other security incident on our information technology system or software or those of our third party vendors; changes in tax rates or policies; impacts to our brand or reputation; litigation-related and insurance risks, changes in laws and regulations; and other risks and uncertainties more fully described in the “Risk Factors” section of our Annual Report on Form 10-K filed on February 27, 2025, and other factors disclosed from time to time in our other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.
Presentation of Non-GAAP Financial Measures
In addition to the results provided in accordance with GAAP throughout this press release, the Company has provided certain non-GAAP financial measures that present operating results on a basis adjusted for certain items. The Company uses these non-GAAP financial measures as key performance indicators for the purpose of evaluating performance internally, and in connection with determining incentive compensation for Company management, including executive officers. Adjusted EBITDA is also used in connection with the determination of certain ratio requirements under our credit agreement. We believe that these non-GAAP financial measures provide investors with useful information with respect to our historical operations. These non-GAAP financial measures are not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.
With respect to our outlook for diluted adjusted earnings per common share, we do not provide the most directly comparable GAAP financial measure or corresponding reconciliation to such GAAP financial measure on a forward-looking basis. We are unable to predict with reasonable certainty and without unreasonable effort certain items such as the timing and amount of net excess income tax benefits, future impairments, transaction costs, and other non-recurring costs, as well as gains or losses from the early retirement of debt and the outcome from legal proceedings. These items are uncertain, depend on various factors outside our management’s control, and could significantly impact, either individually or in the aggregate, our future period earnings per common share as calculated and presented in accordance with GAAP.
For more information regarding adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share, refer to the reconciliation of GAAP financial measures to the non-GAAP financial measures in the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”
About Bright Horizons Family Solutions Inc.
Bright Horizons® is a leading global provider of high-quality early education and child care, back-up care, and workforce education services. For more than 35 years, we have partnered with employers to support workforces by providing services that help working families and employees thrive personally and professionally. Bright Horizons operates more than 1,000 early education and child care centers in the United States, the United Kingdom, the Netherlands, Australia and India, and serves more than 1,450 of the world’s leading employers. Bright Horizons’ early education and child care centers, back-up child and senior care, and workforce education programs help employees succeed at each life and career stage. For more information, go to www.brighthorizons.com.
Contacts:

Investors:
Elizabeth Boland
Chief Financial Officer - Bright Horizons
eboland@brighthorizons.com
617-673-8125

Michael Flanagan
Group Vice President - Strategic Finance - Bright Horizons
michael.flanagan@brighthorizons.com
617-673-8720

Media:
Ilene Serpa
Vice President - Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)

	Three Months Ended June 30,
	2025	%	2024	%
Revenue	$731,570	100.0%	$670,059	100.0%
Cost of services	549,020	75.0%	507,647	75.8%
Gross profit	182,550	25.0%	162,412	24.2%
Selling, general and administrative expenses	94,834	13.0%	87,499	13.1%
Amortization of intangible assets	1,664	0.2%	5,854	0.8%
Income from operations	86,052	11.8%	69,059	10.3%
Interest expense — net	(10,555)	(1.5)%	(12,013)	(1.8)%
Income before income tax	75,497	10.3%	57,046	8.5%
Income tax expense	(20,722)	(2.8)%	(17,872)	(2.7)%
Net income	$54,775	7.5%	$39,174	5.8%

Earnings per common share:
Common stock — basic	$0.96		$0.68
Common stock — diluted	$0.95		$0.67

Weighted average common shares outstanding:
Common stock — basic	57,255,841		57,971,350
Common stock — diluted	57,713,111		58,438,186

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)

	Six Months Ended June 30,
	2025	%	2024	%
Revenue	$1,397,097	100.0%	$1,292,768	100.0%
Cost of services	1,058,810	75.8%	995,228	77.0%
Gross profit	338,287	24.2%	297,540	23.0%
Selling, general and administrative expenses	186,695	13.4%	175,045	13.5%
Amortization of intangible assets	3,268	0.2%	13,499	1.1%
Income from operations	148,324	10.6%	108,996	8.4%
Interest expense — net	(20,906)	(1.5)%	(25,694)	(2.0)%
Income before income tax	127,418	9.1%	83,302	6.4%
Income tax expense	(34,594)	(2.5)%	(27,139)	(2.1)%
Net income	$92,824	6.6%	$56,163	4.3%

Earnings per common share:
Common stock — basic	$1.62		$0.97
Common stock — diluted	$1.61		$0.96

Weighted average common shares outstanding:
Common stock — basic	57,319,814		57,924,875
Common stock — diluted	57,831,930		58,374,296

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$179,222	$110,327
Accounts receivable — net	197,888	283,336
Prepaid expenses and other current assets	95,686	102,368
Total current assets	472,796	496,031
Fixed assets — net	591,152	572,939
Goodwill	1,824,479	1,762,683
Other intangible assets — net	196,264	197,575
Operating lease right-of-use assets	737,048	725,897
Other assets	98,058	95,194
Total assets	$3,919,797	$3,850,319
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$28,500
Current portion of revolving credit facility	101,500	—
Accounts payable and accrued expenses	308,085	304,541
Current portion of operating lease liabilities	106,291	102,090
Deferred revenue	282,576	305,098
Other current liabilities	40,650	39,170
Total current liabilities	839,102	779,399
Long-term debt — net	796,956	918,449
Operating lease liabilities	746,160	743,562
Other long-term liabilities	114,797	110,214
Deferred income taxes	23,661	20,299
Total liabilities	2,520,676	2,571,923
Total stockholders’ equity	1,399,121	1,278,396
Total liabilities and stockholders’ equity	$3,919,797	$3,850,319

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$92,824	$56,163
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,609	53,099
Stock-based compensation expense	14,986	15,516
Deferred income taxes	5,175	(3,921)
Non-cash interest and other — net	856	7,411
Changes in assets and liabilities	61,924	97,482
Net cash provided by operating activities	220,374	225,750
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets — net	(34,043)	(42,016)
Proceeds from debt securities and other investments	7,503	17,713
Purchases of debt securities and other investments	(6,322)	(36,281)
Payments and settlements for acquisitions — net of cash acquired	(5,106)	(3,548)
Net cash used in investing activities	(37,968)	(64,132)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit facility — net	401,500	—
Principal payments of long-term debt	(451,000)	(8,000)
Payments of debt issuance costs	(2,878)	—
Purchase of treasury stock	(60,330)	—
Proceeds from issuance of common stock upon exercise of options	10,230	6,901
Taxes paid related to the net share settlement of stock options and restricted stock	(13,609)	(1,786)
Payments of deferred and contingent consideration for acquisitions	—	(103,872)
Net cash used in financing activities	(116,087)	(106,757)
Effect of exchange rates on cash, cash equivalents and restricted cash	7,045	(723)
Net increase in cash, cash equivalents and restricted cash	73,364	54,138
Cash, cash equivalents and restricted cash — beginning of period	123,715	89,451
Cash, cash equivalents and restricted cash — end of period	$197,079	$143,589

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Full service center-based child care	Back-up care	Educational advisory services	Total
Three Months Ended June 30, 2025
Revenue	$540,267	$162,670	$28,633	$731,570
Income from operations	40,280	40,923	4,849	86,052
Adjusted income from operations	40,280	40,923	4,849	86,052
As a percentage of revenue	7%	25%	17%	12%

Three Months Ended June 30, 2024
Revenue	$507,077	$136,490	$26,492	$670,059
Income from operations	32,644	31,593	4,822	69,059
Adjusted income from operations	32,644	31,593	4,822	69,059
As a percentage of revenue	6%	23%	18%	10%

	Full service center-based child care	Back-up care	Educational advisory services	Total
Six Months Ended June 30, 2025
Revenue	$1,050,814	$291,282	$55,001	$1,397,097
Income from operations	73,534	67,307	7,483	148,324
Adjusted income from operations	73,534	67,307	7,483	148,324
As a percentage of revenue	7%	23%	14%	11%

Six Months Ended June 30, 2024
Revenue	$990,717	$251,162	$50,889	$1,292,768
Income from operations	54,088	47,576	7,332	108,996
Adjusted income from operations	54,088	47,576	7,332	108,996
As a percentage of revenue	5%	19%	14%	8%

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$54,775	$39,174	$92,824	$56,163
Interest expense — net	10,555	12,013	20,906	25,694
Income tax expense	20,722	17,872	34,594	27,139
Depreciation	21,070	19,612	41,341	39,600
Amortization of intangible assets (a)	1,664	5,854	3,268	13,499
EBITDA	108,786	94,525	192,933	162,095
As a percentage of revenue	15%	14%	14%	13%
Additional adjustments:
Stock-based compensation expense (b)	6,829	8,105	14,986	15,516
Total adjustments	6,829	8,105	14,986	15,516
Adjusted EBITDA	$115,615	$102,630	$207,919	$177,611
As a percentage of revenue	16%	15%	15%	14%

Income from operations	$86,052	$69,059	148,324	$108,996
Adjusted income from operations	$86,052	$69,059	$148,324	$108,996
As a percentage of revenue	12%	10%	11%	8%

Net income	$54,775	$39,174	$92,824	$56,163
Income tax expense	20,722	17,872	34,594	27,139
Income before income tax	75,497	57,046	127,418	83,302
Amortization of intangible assets (a)	1,664	5,854	3,268	13,499
Stock-based compensation expense (b)	6,829	8,105	14,986	15,516
Other costs (c)	551	—	551	—
Adjusted income before income tax	84,541	71,005	146,223	112,317
Adjusted income tax expense (d)	(23,037)	(19,704)	(40,000)	(31,395)
Adjusted net income	$61,504	$51,301	$106,223	$80,922
As a percentage of revenue	8%	8%	8%	6%

Weighted average common shares outstanding — diluted	57,713,111	58,438,186	57,831,930	58,374,296
Diluted adjusted earnings per common share	$1.07	$0.88	$1.84	$1.39
(a)Amortization of intangible assets represents amortization expense, including amortization expense of $3.3 million and $8.3 million for the three and six months ended June 30, 2024, respectively, associated with intangible assets recorded in connection with our going private transaction in May 2008.
(b)Stock-based compensation expense represents non-cash stock-based compensation expense in accordance with Accounting Standards Codification Topic 718, Compensation-Stock Compensation.
(c)Other costs in the three and six months ended June 30, 2025 consist of costs incurred in connection with the April 2025 debt refinancing of $0.6 million, which are included in interest expense on the statement of income.
(d)Adjusted income tax expense represents income tax expense calculated on adjusted income before income tax at an effective tax rate of approximately 27% for the three and six months ended June 30, 2025 and approximately 28% for the three and six months ended June 30, 2024. The jurisdictional mix of the expected adjusted income before income tax for the full year will affect the estimated effective tax rate for the year.